================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
[X]  Definitive Proxy Statement              Rule 14a-6(e) (2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              HALLIBURTON COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

                  [LOGO OF HALLIBURTON COMPANY APPEARS HERE]


                                                                 March 25, 1997

To Our Stockholders:

  You are cordially invited to attend the Annual Meeting of Stockholders of Halliburton Company which will be held on Tuesday, May 20, 1997, at 9:00 a.m. in the Parisian Room of the Fairmont Hotel, 1717 N. Akard, Dallas, Texas 75201.

  At the meeting, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, stockholders are being asked to elect a Board of Directors of ten Directors to serve for the coming year, to act upon a proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock, to ratify the selection of Arthur Andersen LLP as independent accountants to examine the financial statements and books and records of the Company for 1997 and to act upon a proposal to amend and restate the 1993 Stock and Long-Term Incentive Plan.

  It is very important that your shares are represented and voted at the meeting. Accordingly, please sign, date and return the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card. We would appreciate your informing us on the proxy card if you expect to attend the meeting so that we can provide adequate seating accommodations.

  The continuing interest of our stockholders in the business of the Company is appreciated and we hope many of you will be able to attend the Annual Meeting.

                                          Sincerely,

                                          /s/ Dick Cheney

                                          Dick Cheney
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                  [LOGO OF HALLIBURTON COMPANY APPEARS HERE]

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1997

  The Annual Meeting of Stockholders of HALLIBURTON COMPANY, a Delaware corporation (the "Company"), will be held on Tuesday, May 20, 1997, at 9:00 a.m., in the Parisian Room of the Fairmont Hotel, 1717 N. Akard, Dallas, Texas 75201, to consider and act upon the matters discussed in the attached Proxy Statement as follows:

  1. To elect ten (10) Directors to serve for the ensuing year and until their successors shall be elected and shall qualify.

  2. To consider and act upon a proposal to amend Article FOURTH of the Certificate of Incorporation, as amended, of the Company, which amendment would increase the authorized Common Stock of the Company, par value $2.50 per share, from 200,000,000 shares to 400,000,000 shares.

  3. To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as independent accountants to examine the financial statements and books and records of the Company for the year 1997.

  4. To consider and act upon the proposal set forth on pages 19 through 23 of the Proxy Statement to amend and restate the 1993 Stock and Long-Term Incentive Plan.

  5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed Monday, March 24, 1997, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment thereof. A Proxy Statement is attached and incorporated herein by reference.

                                          By order of the Board of Directors,

                                                  /s/ Susan S. Keith

                                                     Susan S. Keith
                                              Vice President and Secretary

March 25, 1997

                               ----------------

  IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES WHICH YOU HOLD. TO AVOID UNNECESSARY EXPENSE AND DELAY, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. A RETURN ENVELOPE IS ENCLOSED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT

                              GENERAL INFORMATION

  The accompanying proxy is solicited by and on behalf of the Board of Directors of Halliburton Company (the "Company"). Execution of the proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will be revoked if the stockholder is present at the Annual Meeting and elects to vote in person.

  The record date for determination of the stockholders entitled to vote at the Annual Meeting is the close of business on March 24, 1997. The Company's Common Stock, par value $2.50, is the only class of capital stock of the Company that is outstanding. As of March 24, 1997, there were 126,399,972 shares of Common Stock outstanding. Each of the outstanding shares of Common Stock is entitled to one vote on each matter submitted to the stockholders for a vote at the meeting. A complete list of stockholders entitled to vote will be kept at the Company's offices at the address specified on page 2 for ten days prior to the Annual Meeting.

  Shares will be voted in accordance with the stockholder's instructions in the accompanying proxy on each matter submitted to stockholders. If no proxy instructions are given, shares will be voted for the election of Directors, for the proposal to amend the Certificate of Incorporation, for ratification of the selection of auditors and for the proposal to amend and restate the 1993 Stock and Long-Term Incentive Plan.

  Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. Except as set forth below, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Shares for which a holder has elected to abstain on a matter will count for purposes of determining the presence of a quorum and for purposes of determining the outcome of such matter.

  In the election of Directors, the candidates for election receiving the highest number of affirmative votes of the shares entitled to be voted for them (whether or not a majority of the shares present), up to the number of Directors to be elected by those shares, will be elected; shares present but not voting will be disregarded (except for quorum purposes) and will have no legal effect. With respect to the proposal to amend the Certificate of Incorporation to increase the number of authorized shares, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the amendment.

  The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held in street name which cannot be voted by a broker on certain matters in the absence of instructions from the beneficial owner of the shares) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the broker has indicated in writing on the proxy that it does not have discretionary authority to vote, however, such shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares may be entitled to vote on other matters).

  In accordance with the Company's confidential voting policy, no vote of any stockholder, whether by proxy or in person, will be disclosed to the officers, Directors or employees of the Company, except (i) as necessary to meet applicable legal requirements and to assert claims for and defend claims against the Company, (ii) when disclosure is voluntarily made or requested by the stockholder, (iii) when stockholders write comments on proxy cards, or
(iv) in the event of a proxy solicitation not approved and recommended by the Board of Directors. The proxy solicitor, the election inspectors and the tabulators of all proxies, ballots and voting tabulations that identify stockholders are independent and are not employees of the Company.

  This Proxy Statement and form of proxy are being sent to stockholders on or about April 2, 1997. The Company's Annual Report to Stockholders, including financial statements, for the fiscal year ended

December 31, 1996 accompanies this Proxy Statement. Such Annual Report is not to be considered as a part of the proxy solicitation material or as having been incorporated herein by reference.

  The principal executive offices of the Company are located at 3600 Lincoln Plaza, 500 N. Akard Street, Dallas, Texas 75201-3391.

                             ELECTION OF DIRECTORS

                                    (ITEM 1)

  Effective July 18, 1996, the number of Directors constituting the Board increased from 10 to 11 and Mr. Delano E. Lewis was elected as a Director at a regular meeting of the Board of Directors. Mr. Lewis is proposed for election to the Board of Directors by stockholders for the first time. Mr. E. L. Williamson, who has served as a Director since 1981, is retiring from the Board of Directors immediately prior to the Annual Meeting of Stockholders on May 20, 1997, and will not be a candidate for election for the ensuing year. Due to Mr. Williamson's retirement, the number of Directors constituting the Board of Directors will be reduced from eleven to ten effective at 9:00 a.m. (Central Daylight Time) on May 20, 1997.

  Ten Directors are to be elected to serve for the ensuing year and until their successors are elected and qualify. All of the ten nominees hereinafter named are presently Directors of the Company. It is intended that the Common Stock represented by the proxies, in the absence of instructions to the contrary, will be voted for the election as Directors of the ten nominees or, if any such nominee shall be unwilling or unable to serve, favorable and uninstructed proxies will be voted for a substitute nominee designated by the Board of Directors, unless the Board of Directors, because of the unavailability of a suitable substitute, reduces the number of Directors to be elected. Each nominee has indicated approval of his or her nomination and his or her willingness to serve if elected.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR

                ANNE L. ARMSTRONG, 69, Chairman of Board of Trustees, Center [PICTURE OF for Strategic and International Studies, Washington, D.C.;
  ANNE L.     former Chairman of the President's Foreign Intelligence Advisory
  ARMSTRONG   Board, 1981-1990; former Ambassador to Great Britain; joined
APPEARS HERE] Halliburton Company Board in 1977; Chairman of the Health,
              Safety and Environment Committee and member of the Management
              Oversight and Nominating Committees; Director of American
              Express Company, Boise Cascade Corporation, General Motors
              Corporation and Glaxo Wellcome p.l.c.

                RICHARD B. (DICK) CHENEY, 56, Chairman of the Board, President [PICTURE OF and Chief Executive Officer of the Company; President and Chief
  RICHARD B.  Executive Officer of the Company, 1995; Senior Fellow, American
    CHENEY    Enterprise Institute for Public Policy Research, 1993-1995;
APPEARS HERE] Secretary of Defense, 1989-1993; Member, U.S. House of
              Representatives, 1979-1989; joined Halliburton Company Board in
              1995; Director of Union Pacific Corporation, The Procter &
              Gamble Company and Electronic Data Systems Corporation; Member of the Board of Trustees, American Enterprise Institute for
              Public Policy Research.

                LORD CLITHEROE, 67, Chairman, The Yorkshire Bank, PLC; Deputy [PICTURE OF Chief Executive, The RTZ Corporation PLC (an international group
     LORD     of mining and industrial companies), 1987-1989; Executive
  CLITHEROE   Director, The RTZ Corporation PLC, 1968-1987; joined Halliburton
APPEARS HERE] Company Board in 1987; Chairman of the Management Oversight
              Committee and member of the Health, Safety and Environment and Nominating Committees.

                ROBERT L. CRANDALL, 61, Chairman, President and Chief
 [PICTURE OF  Executive Officer, AMR Corporation and Chairman and Chief
  ROBERT L.   Executive Officer, American Airlines, Inc. (engaged primarily in
  CRANDALL    the air transportation business) since 1985; President, American
APPEARS HERE] Airlines, Inc., 1985-1995; joined Halliburton Company Board in
              1986; Chairman of the Audit Committee and member of the Compensation and Management Oversight Committees; Director of
              AMR Corporation, American Airlines, Inc and The SABRE Group
              Holdings, Inc. .

                WILLIAM R. HOWELL, 61, Chairman Emeritus, J.C. Penney Company, [PICTURE OF Inc. (a major retailer); Chairman of the Board, J.C. Penney
  WILLIAM R.  Company, Inc., 1994-1997; Chairman of the Board and Chief
    HOWELL    Executive Officer, J.C. Penney Company, Inc., 1983-1994; joined
APPEARS HERE] Halliburton Company Board in 1991; Chairman of the Compensation
              Committee and member of the Management Oversight and Audit
              Committees; Director of Exxon Corporation, Warner-Lambert
              Company, Bankers Trust Company, Bankers Trust New York
              Corporation and The Williams Companies, Inc.

                DALE P. JONES, 60, Vice Chairman of the Company; President of [PICTURE OF the Company, 1989-1995; Executive Vice President -- Oil Field
   DALE P.    Services of the Company, 1987-1989; Senior Vice President of the
    JONES     Company, 1987; joined Halliburton Company Board in 1988;
APPEARS HERE] Director of Keystone International, Inc.

                DELANO E. LEWIS, 58, President and Chief Executive Officer, [PICTURE OF National Public Radio (produces and distributes original
  DELANO E.   programming and provides support to member stations) since 1994;
    LEWIS     President and Chief Executive Officer, C&P Telephone Company, a
APPEARS HERE] subsidiary of Bell Atlantic Corporation, 1990-1993; joined
              Halliburton Company Board in 1996; member of the Compensation,
              Nominating and Management Oversight Committees; Director of
              Colgate-Palmolive Company, Apple Computer, Inc., Guest Services,
              Inc., BET Holdings, Inc. and the Poynter Institute.

                C. J. SILAS, 64, Chairman of the Board and Chief Executive [PICTURE OF Officer (retired), Phillips Petroleum Company (engaged in
    C. J.     exploration and production of crude oil, natural gas and natural
    SILAS     gas liquids on a worldwide basis, the manufacture of plastics
APPEARS HERE] and petrochemicals and other activities), 1985-1994; joined
              Halliburton Company Board in 1993; member of the Compensation,
              Audit and Management Oversight Committees; Director of COMSAT
              Corporation, Reader's Digest Association, Inc. and Ascent
              Entertainment Group, Inc.

                ROGER T. STAUBACH, 55, Chairman and Chief Executive Officer, [PICTURE OF The Staubach Company (a diversified real estate company);
   ROGER T.   Chairman, Chief Executive Officer and President, The Staubach
  STAUBACH    Company, 1983-1991; joined Halliburton Company Board in 1991;
APPEARS HERE] member of the Nominating, Management Oversight and Health,
              Safety and Environment Committees; Director of First USA, Inc.,
              Brinker International, Inc. and Columbus Realty Trust; Trustee of American AAdvantage Funds.

                RICHARD J. STEGEMEIER, 68, Chairman Emeritus, Unocal
 [PICTURE OF  Corporation (an integrated petroleum company); Chairman of the
  RICHARD J.  Board, Unocal Corporation, 1989-1995; Chief Executive Officer,
 STEGEMEIER   Unocal Corporation, 1988-1994; President, Unocal Corporation,
APPEARS HERE] 1985-1992; Chief Operating Officer, Unocal Corporation, 1985-
              1988; joined Halliburton Company Board in 1994; Chairman of the
              Nominating Committee and member of the Audit and Management
              Oversight Committees; Director of Foundation Health Corporation,
              Northrop Grumman Corporation, Outboard Marine Corporation,
              Pacific Enterprises and Wells Fargo Bank.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information with respect to persons or groups who, to the Company's knowledge (based on information contained in Schedules 13G filed with the Securities and Exchange Commission with respect to beneficial ownership at December 31, 1996), own or have the right to acquire more than five percent of the Common Stock of the Company.

                                                           AMOUNT AND
                                                           NATURE OF     PERCENT
 NAME AND ADDRESS                                          BENEFICIAL      OF
 OF BENEFICIAL OWNER                                       OWNERSHIP      CLASS
 -------------------                                       ----------    -------
FMR Corp. ................................................ 13,948,787(1) 11.13%
 82 Devonshire Street
 Boston, MA 02109

--------
(1)The number of shares reported includes 12,198,191 shares beneficially owned by Fidelity Management & Research Company, 1,678,396 shares owned by Fidelity Management Trust Company and 72,200 shares held by Fidelity International Limited. FMR Corp., through control of Fidelity Management & Research Company and Fidelity Management Trust Company, has sole dispositive power over the shares with the exception of those held beneficially by Fidelity International Limited. FMR Corp. has sole power to vote or to direct the vote of 1,011,496 shares of Common Stock.

  The following table sets forth, as of March 24, 1997, the amount of Company Common Stock owned beneficially by each Director and nominee for Director, each of the executive officers named in the Summary Compensation Table on page 12 and all Directors, nominees for Director and executive officers as a group.

                                                      AMOUNT AND NATURE OF
                                                      BENEFICIAL OWNERSHIP
                                                 --------------------------------
                                                               SHARED
                                                 SOLE VOTING VOTING OR
NAME OF BENEFICIAL OWNER OR                      AND INVEST- INVESTMENT  PERCENT
NUMBER OF PERSONS IN GROUP                       MENT POWER   POWER(1)   OF CLASS
---------------------------                      ----------- ----------  --------
Anne L. Armstrong..............................      1,800                  *
Richard B. Cheney(3)...........................    193,332                  *
Lord Clitheroe.................................      1,100                  *
Lester L. Coleman(3)...........................     55,905                  *
Robert L. Crandall.............................      1,300                  *
William R. Howell..............................        750                  *
Dale P. Jones(3)...............................    120,350                  *
Tommy E. Knight(3).............................     35,090                  *
David J. Lesar(3)..............................     55,667                  *
Ken R. LeSuer(3)...............................    121,472     1,886(2)     *
Delano E. Lewis................................        350                  *
C. J. Silas....................................        800                  *
Roger T. Staubach..............................      1,300                  *
Richard J. Stegemeier..........................        600     1,000(2)     *
E. L. Williamson...............................        800       500(2)     *
Shares owned by all current Directors, nominees
 for Director and executive officers as a group
 (19 persons)(3)...............................    680,943     3,386        *

--------
 * Less than 1% of shares outstanding.
(1) Halliburton Company Employee Benefit Master Trust No. 3 (the "Trust"), a trust established to hold the assets of the Halliburton Stock Fund for certain of the Company's profit sharing, retirement and savings plans ("Plans"), held 1,690,320 shares of Company Common Stock at March 24, 1997. An executive officer not named in the above table has a beneficial interest in the Trust. Shares of Company Common Stock held in the Trust are not allocated to any individual's account and 247 shares which might be deemed to be beneficially owned as of March 24, 1997 by such unnamed executive officer are not included in the table above. Shares owned by the Trust are voted by the Trustee, State Street Bank and Trust Company, in accordance with voting instructions from the participants. Under the terms of the Plans, a participant has the right, from time to time, to determine whether up to 15% of his account is invested in the Halliburton Stock Fund or in alternative investments permitted by the Plans. The Trustee, however, determines when sales or purchases are to be made by the Trust.

(2) 1,886 shares are held in joint tenancy by Mr. LeSuer and his wife. Mr. LeSuer and his wife share voting and investment power with respect to such shares. Mr. Stegemeier and his wife hold 1,000 shares as co-trustees of the Stegemeier Family Trust and share voting and investment power with respect to such shares. 500 shares are held in the name of WMSON COMPANY, L.L.C., a limited liability company in which Mr. Williamson and his wife and other family members own all of the outstanding interests. All of such individuals share voting and investment power with respect to such shares.
(3) Included in the table are shares of Common Stock which may be purchased pursuant to outstanding stock options within 60 days of the date hereof for the following: Mr. Cheney-93,332; Mr. Coleman-35,999; Mr. Jones-73,334; Mr. Knight-13,333; Mr. Lesar-22,667; Mr. LeSuer-78,166 and three unnamed executive officers-37,833. Until such time as the options are exercised, the aforesaid individuals will neither have voting nor investment power with respect to the underlying shares of Common Stock but only have the right to acquire beneficial ownership thereof through exercise of their respective options.

          THE BOARD OF DIRECTORS AND STANDING COMMITTEES OF DIRECTORS

  The Board of Directors of the Company has standing Audit; Compensation; Nominating; Health, Safety and Environment and Management Oversight Committees. Each of the standing Committees is comprised entirely of outside Directors, none of whom is an employee or former employee of the Company. During the last fiscal year, the Board of Directors met on 10 occasions, the Compensation Committee met on 5 occasions, the Nominating Committee met on 2 occasions, the Audit Committee met on 3 occasions, the Health, Safety and Environment Committee met on 2 occasions, and the Management Oversight Committee met on 5 occasions. No member of the Board attended fewer than 75 percent of the aggregate number of meetings of the Board and the Committees on which he or she served during the last fiscal year.

AUDIT COMMITTEE

  The Audit Committee has, among other things, responsibility for recommending the appointment of independent auditors to the Board of Directors; reviewing the scope of the independent auditors' examination and the scope of activities of the internal audit department; reviewing the Company's financial policies and accounting systems and controls; and approving and ratifying the duties and compensation of the independent auditors, both with respect to audit and non-audit services. The Committee also reviews the Company's compliance with its Code of Business Conduct. The Committee meets separately from time to time with the independent auditors and with members of the internal audit staff, outside the presence of Company management or other employees, to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information.

COMPENSATION COMMITTEE

  Duties of the Compensation Committee include developing and approving an overall executive compensation philosophy consistent with corporate objectives and stockholder interests; acting as a salary and promotion committee with respect to certain officers of the Company and its subsidiaries and affiliates; establishing annual performance criteria and reward schedules under the Company's Annual Reward Plan and certifying the performance level achieved and reward payments at the end of each plan year; approving operating unit incentive plans and such plans' annual performance criteria and reward schedules; administering awards under the Company's 1993 Stock and Long-Term Incentive Plan and Senior Executives' Deferred Compensation Plan; approving agreements or arrangements relating to the terms of employment, continued employment or termination of employment for certain officers of the Company and its operating units; acting as a committee for administration of other forms of non-salary compensation; and evaluating management development programs and activities.

NOMINATING COMMITTEE

  The Nominating Committee develops and recommends to the Board of Directors criteria relating to candidate selection; identifies candidates for Board membership; establishes procedures whereby individuals may be recommended by stockholders for consideration by the Committee as possible candidates for election to the Board; proposes to the Board a slate of Director nominees for election at the Annual Meeting of Stockholders and candidates to fill vacancies on the Board; and recommends members to serve on Committees of the Board.

  The Nominating Committee will consider qualified nominees recommended by stockholders who may submit recommendations to the Committee in care of the Vice President and Secretary at the address of the Company set forth on page 2 of this Proxy Statement. Stockholder nominations must be submitted prior to year end and must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desirous of serving, if elected.

  Nominations by stockholders may also be made at an Annual Meeting of Stockholders in the manner provided in the Company's By-laws. The By-laws provide that a stockholder of the Company entitled to vote for the election of Directors may make nominations of persons for election to the Board at a meeting of stockholders by complying with required notice procedures. Such nominations shall be made pursuant to written notice to the Secretary, which must be received at the principal executive offices of the Company not less than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders. The notice shall set forth (a) as to each person the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company that are beneficially owned by the person, and (iv) all other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. At any meeting of stockholders, the presiding officer may disregard the purported nomination of any person not made in compliance with the above-specified procedures.

HEALTH, SAFETY AND ENVIRONMENT COMMITTEE

  The Health, Safety and Environment Committee has responsibility for reviewing and assessing the Company's health, safety and environmental policies and practices and proposing modifications or additions thereto as needed; overseeing the communication and implementation of such policies throughout the Company; reviewing annually the health, safety and environmental performance of the Company's operating units and their compliance with applicable policies and legal requirements; and identifying, analyzing and advising the Board on health, safety and environmental trends and related emerging issues.

MANAGEMENT OVERSIGHT COMMITTEE

  The Management Oversight Committee has responsibility for evaluating the performance of the Chief Executive Officer of the Company; reviewing succession plans for senior management of the Company and its major operating groups; and reviewing other internal matters of broad corporate significance.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The following persons served as members of the Compensation Committee during 1996: Robert L. Crandall, W. R. Howell, Delano E. Lewis (September 12 - December 31, 1996), C. J. Silas, Roger T. Staubach (January 1 - May 21, 1996) and E. L. Williamson, none of whom is an officer or former officer of the Company or its subsidiaries or had a relationship with the Company or its subsidiaries requiring director interlock or insider participation disclosure.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Halliburton's primary mission is to enhance long-term shareholder value by providing a broad spectrum of high quality services and related products within the energy services and engineering and construction business segments through which the Company operates. The Compensation Committee of Directors (the "Committee") believes that the Company's total compensation package for executives should be linked principally to increased shareholder value and to measures which drive shareholder value.

  The Committee has responsibility for overseeing the compensation program for the members of the Executive Committee of the Company (composed at the end of 1996 of the four most senior executive officers) and other senior officers of the Company and its subsidiaries.

OVERALL EXECUTIVE COMPENSATION PHILOSOPHY

  The overriding objective of the total compensation package for senior executives is to emphasize the enhancement of shareholder value. Beyond this, the Committee's priorities are to establish and maintain competitive executive compensation programs that enable the Company to attract, retain, and motivate the high caliber executives required for the success of the business. In determining what it deems to be appropriate types and amounts of compensation for executive officers, the Committee consults with outside compensation consultants and reviews independent compensation data.

  In the design and administration of executive compensation programs, the Committee refers to, but does not necessarily target, current market levels at the 50th percentile. In doing so, the Committee considers the compensation practices of companies, adjusted for size, within the energy services and engineering and construction industries, as well as practices of similarly sized companies within general industry which, in the Committee's opinion, provide the most comparable references for the Company's executive positions (the "Peer Group").

  In determining actual compensation levels, the Committee considers total compensation, as well as each component of the compensation package. With respect to total compensation, the compensation package is expected in most instances to produce payments at or below market levels, given acceptable corporate performance, and above market levels, given outstanding corporate performance.

  The Committee believes its objectives can be optimally achieved by providing a compensation package that consists of a cash base salary, a rewards-oriented compensation program aligned with shareholder value creation, stock-based awards, and benefits, including supplemental retirement benefits.

  Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder generally would disallow a federal income tax deduction by a public company for compensation paid to the chief executive officer or any of the four other most highly compensated officers to the extent such compensation exceeds $1 million in any year, excluding certain performance-based compensation and compensation which is deferred.

  The Company's policy is to utilize available tax deductions whenever appropriate, and the Committee, when determining executive compensation programs, considers all relevant factors, including the tax deductions that may result from such compensation. Accordingly, the Company has attempted to preserve the federal tax deductibility of compensation in excess of $1 million a year to the extent such is consistent with the intended objectives of the Company's executive compensation philosophy.

  At the 1996 Annual Meeting of Stockholders, the Company, therefore, sought and obtained the shareholder approval necessary to have stock options and stock appreciation rights granted pursuant to the 1993 Stock and Long-Term Incentive Plan (the "1993 Plan") continue to qualify for federal tax deductibility. The Committee decided, however, not to make the necessary changes to qualify the Annual Reward Plan

(which is discussed below) for tax deductibility under Section 162(m) since to do so would have limited the Committee's flexibility in the administration of the Plan. The Committee believes that the best interests of the Company and its shareholders are served by its current executive compensation programs, which encourage and promote the Company's principal compensation objective, enhancement of shareholder value, and permit the Committee to exercise discretion in the design and implementation of compensation packages. Accordingly, the Company may from time to time pay compensation to its executive officers that may not be fully deductible. Because certain executive officers elected to defer receipt of portions of their salary and incentive compensation, the loss of deductibility for 1996 is expected to be minimal. The Committee will continue to review the Company's executive compensation plans periodically to determine what changes, if any, should be made as the result of the limitation on deductibility.

COMPENSATION ARRANGEMENT FOR CHIEF EXECUTIVE OFFICER

  The Company entered into an agreement with Mr. Cheney to become President and Chief Executive Officer on October 1, 1995 and, in addition, Chairman of the Board following his predecessor's retirement on January 2, 1996.

  Mr. Cheney's employment agreement, which was approved by the Board of Directors and the Committee, provides for a total compensation package which reflects corporate objectives relative to aligning significant compensation opportunity with the interests of shareholders and building executive stock ownership. Mr. Cheney's employment agreement with the Company is summarized beginning on page 14 of this Proxy Statement.

BASE SALARY

  Base salaries for the executive officers are reviewed annually by the Committee. In making salary decisions, the Committee exercises discretion and judgment based on the following factors: internal factors involving the executive's level of responsibility, experience, individual performance, and equity issues relating to pay for other Company executives, as well as external factors involving competitive positioning, overall corporate performance, and general economic conditions. No specific formula is applied to determine the weight of each factor.

  Mr. Cheney's base salary for 1996 was equal to the minimum amount specified in his employment agreement.

ANNUAL REWARD PLAN

  As a means of strengthening the link between total cash compensation and Company performance, effective January 1, 1995, the Committee adopted the Halliburton Company Annual Reward Plan ("Annual Reward Plan"). Members of the Executive Committee, Company officers, and certain senior Company managers were eligible to participate in the Annual Reward Plan, which is an intermediate term reward-oriented program based on cash value added ("CVA"). CVA measures the difference between after tax cash income and a capital charge based upon the Company's weighted average cost of capital to determine the amount of value, in terms of cash flow, added to the business. CVA has been demonstrated to provide a close correlation to total shareholder return; therefore, incentive awards are tied closely to the improvement of shareholder value.

  At the beginning of each plan year, the Committee establishes a reward schedule which aligns given levels of CVA performance beyond a threshold level with reward opportunities, such that the level of achievement of annual CVA performance will determine the amount of incentive compensation payable to a participant. In addition, the Committee has the discretion to award additional compensation based on individual performance.

  In 1996, CVA performance exceeded the maximum level established by the Committee and, accordingly, Mr. Cheney and the other plan participants earned the maximum incentive opportunity in accordance with the 1996 reward schedule. The improvement in CVA for 1996 was closely aligned with the Company's Total Stockholders' Return for the year, as depicted in the performance graph on page
11. The amount earned by Mr. Cheney is reflected in the Summary Compensation Table. In order to further link the compensation earned under the Annual Reward Plan more closely to shareholder value creation and to focus executives' attention on a time frame longer than one year, only one-half of the bonus earned for 1996 was paid in cash. The remaining one-half of the bonus was converted into Common Stock equivalents and will be paid in cash in annual installments in each of the next two years, each installment based on the then value of one-half the stock equivalents.

STOCK-BASED COMPENSATION

  The 1993 Plan provides for a variety of cash and stock-based vehicles (including stock options, stock appreciation rights, and restricted stock, among others) from which the Committee may, in its discretion, select in establishing individual long-term incentive awards or use as it deems appropriate in specific recruiting and hiring situations.

  Stock options were the principal long-term incentive granted to executive officers in 1996. Stock options granted in 1996 are exercisable at the fair market value of the Common Stock on the date of grant and become exercisable during employment over a three-year period (one-third per year). Options, which have value only if the stock price appreciates following the date of grant, provide an excellent means for linking executives' interests directly to those of shareholders.

  In order to streamline the Committee's approval process and align the interests of the Company's senior executives with those of other officers and key employees receiving stock-based awards, the Committee determined that all stock-based awards should be considered and approved at the Committee's December meeting each year. Previously, grants to senior executives had been made at the February meeting and all other grants at the December meeting. Solely as a consequence of this change, senior executives, including those named in the Summary Compensation Table, received two option grants during 1996.

  The Committee's determination of the number of option shares granted to executive officers, including the grants made to Mr. Cheney, was based on a subjective assessment of organizational roles and internal job relationships, and on references to competitive practices in long-term incentive opportunities for comparable positions within the Peer Group. Options for 80,000 and 100,000 shares were granted to Mr. Cheney in February 1996 and December 1996, respectively.

  The Committee also made limited use of restricted stock grants during 1996, including awards to two executive officers who received promotions, in order to recognize their expanded responsibilities and current and future contributions, as well as to build their stock ownership in the Company. In determining the appropriate restricted stock award, the Committee considered the person's job level, performance, potential for future contributions, and the timing and size of previous awards of restricted stock and options. No particular weight was given to any individual factor.

SENIOR EXECUTIVES' DEFERRED COMPENSATION PLAN

  Under the terms of the Senior Executives' Deferred Compensation Plan (the "SEDC Plan"), which is used for the purpose of providing supplemental retirement benefits to senior executives, (i) mandatory additions to a participant's account are made to offset contributions to which each was entitled under the Company's qualified defined contribution plans in excess of maximum contributions permitted under the Internal Revenue Code (commonly known as ERISA Offset Benefits), (ii) additions equal to the amount of any remuneration which would otherwise exceed the deduction limit under Section 162(m) of the Internal Revenue Code may be allocated to a participant's account in lieu of the payment of such remuneration, and

(iii) discretionary additions, in such amounts as the Committee may determine, are made to provide additional supplemental retirement benefits ("Supplemental Retirement Benefit"). Interest on active and retired participants' Supplemental Retirement Benefit accounts is accrued at the rate of five and ten percent per annum, respectively, while interest on the other two account balances accrues at the rate of ten percent per annum. No amounts may be received by a participant under the SEDC Plan prior to termination of such participant's employment.

  In making Supplemental Retirement Benefit contributions under the SEDC Plan, amounts are determined considering guidelines that include references to retirement benefits provided from other programs, compensation, length of service with the Company and as an officer, and years of service to normal retirement. There is no specific weighting of these factors. The Committee authorized a 1996 Supplemental Retirement Benefit addition for Mr. Cheney of $500,000, the minimum amount specified in his employment agreement.

                                          Respectfully submitted,

                                          THE COMPENSATION COMMITTEE OF
                                           DIRECTORS

                                          Robert L. Crandall
                                          W. R. Howell
                                          Delano E. Lewis*
                                          C. J. Silas
                                          Roger T. Staubach*
                                          E. L. Williamson

--------
* During 1996, Mr. Lewis served on the Committee from September 12, 1996 through December 31, 1996 and Mr. Staubach served on the Committee from January 1, 1996 through May 21, 1996.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

  The following graph compares the Company's cumulative total stockholder return on its Common Stock for the five-year period ended December 31, 1996, with the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Energy Composite Index ("S&P Energy Composite") over the same period. This comparison assumes the investment of $100 on December 31, 1991 and the reinvestment of all dividends. On January 23, 1996, the Company distributed to stockholders all of the outstanding common stock of Highlands Insurance Group, Inc. as a special dividend. The graph accounts for this distribution as though it were paid in cash and reinvested in Company Common Stock. The stockholder return set forth on the chart below is not necessarily indicative of future performance.

                    Total Stockholders' Return - Five Years
 Assumes Investment of $100 on December 31, 1991 and Reinvestment of Dividends


                             [GRAPH APPEARS HERE]

                               12-31-91 12-31-92 12-31-93 12-31-94 12-31-95 12-31-96
                               -------- -------- -------- -------- -------- --------
  HALLIBURTON COMPANY.........   $100   $104.33  $118.84  $127.48  $199.78  $252.70
  S&P 500.....................   $100   $107.62  $118.46  $120.03  $165.13  $203.05
  S&P ENERGY COMPOSITE........   $100   $102.04  $118.09  $122.62  $160.34  $201.67

                          SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                               ---------------------------------- -----------------------------
                                                                         AWARDS         PAYOUTS
                                                                  --------------------- -------
                                                                  RESTRICTED SECURITIES
                                                     OTHER ANNUAL   STOCK    UNDERLYING  LTIP    ALL OTHER
   NAME AND PRINCIPAL                                COMPENSATION   AWARDS     OPTION   PAYOUTS COMPENSATION
        POSITION          YEAR SALARY ($) BONUS ($)     ($)(1)      ($)(2)      (#)     ($)(3)     ($)(4)
   ------------------     ---- ---------- ---------- ------------ ---------- ---------- ------- ------------
Richard B. Cheney(5)....  1996 $1,000,000 $1,125,000      --      $        0  180,000     N/A    $  582,147
 Chairman of the Board,   1995 $  250,000 $  150,000      --      $4,175,000  200,000     N/A    $  142,500
 President and Chief      1994        N/A        N/A     N/A             N/A      N/A     N/A           N/A
 Executive Officer of
 the Company
Lester L. Coleman.......  1996 $  390,000 $  202,500      --      $        0   37,000     N/A    $  130,232
 Executive Vice           1995 $  390,000 $  168,750      --      $  227,500   17,000     N/A    $  135,108
 President and            1994 $  390,000 $  195,000      --      $        0   15,000     N/A    $  105,708
 General Counsel of the
 Company
Dale P. Jones...........  1996 $  500,000 $  540,000      --      $        0   90,000     N/A    $  115,919
 Vice Chairman of the     1995 $  500,000 $  540,000      --      $        0   55,000     N/A    $  166,821
 Company                  1994 $  500,000 $  250,000      --      $        0   45,000     N/A    $  112,338
Tommy E. Knight(5)......  1996 $  415,000 $  540,000      --      $        0   40,000     N/A    $1,245,511
 President and Chief      1995 $  415,000 $  540,000      --      $        0   35,000     N/A    $  130,515
 Executive Officer of     1994 $  415,000 $  207,500      --      $        0   27,500     N/A    $   60,654
 Brown & Root, Inc.
David J. Lesar(5).......  1996 $  391,875 $  540,000      --      $1,120,000   55,000     N/A    $  134,886
 Executive Vice           1995 $  314,583 $  306,250      --      $  371,250   25,000     N/A    $  109,670
 President and            1994        N/A        N/A     N/A             N/A      N/A     N/A           N/A
 Chief Financial Officer
 of the Company;
 President and Chief
 Executive Officer of
 Brown & Root, Inc.
Ken R. LeSuer...........  1996 $  425,000 $  540,000      --      $  591,250   80,000     N/A    $  190,233
 President and Chief      1995 $  425,000 $  540,000      --      $        0   35,000     N/A    $  251,991
 Executive Officer of     1994 $  385,837 $  250,000      --      $  308,750   27,500     N/A    $  162,271
 Halliburton Energy
 Group

--------
(1) The dollar value of perquisites and other personal benefits for each of the named executive officers was less than established reporting thresholds.

(2) In 1994, Mr. LeSuer was awarded 10,000 shares which lapse over a 5-year period. Pursuant to Mr. Cheney's employment contract, he was awarded 100,000 shares in 1995 with restrictions lapsing over an 8-year period. In 1995, Mr. Coleman and Mr. Lesar were awarded 5,000 shares and 10,000 shares, respectively. Restrictions lapse on Mr. Coleman's shares over 5 years while restrictions on Mr. Lesar's shares lapse over 10 years. In 1996, Mr. Lesar had two awards of 10,000 shares each on which restrictions will lapse over a 10-year period and Mr. LeSuer was awarded 10,000 shares with restrictions lapsing over a 5-year period. The total number and value of restricted shares held by each of the above individuals as of December 31, 1996 were as follows:

                                                             TOTAL    AGGREGATE
                                                           RESTRICTED   MARKET
        NAME                                                 SHARES     VALUE
        ----                                               ---------- ----------
        Mr. Cheney........................................   87,500   $5,271,875
        Mr. Coleman.......................................   16,500      994,125
        Mr. Jones.........................................   25,800    1,554,450
        Mr. Knight*.......................................        0            0
        Mr. Lesar.........................................   33,000    1,988,250
        Mr. LeSuer........................................   22,150    1,334,538

  * Restrictions lapsed due to retirement on 12/31/96 on 8,168 shares with a market value of $492,122.

  Dividends are paid on the restricted shares.

(3) Although the 1993 Plan was approved in 1993, no long-term incentive program under such Plan has been implemented. No other plans exist under which such payments may be made.

(4) "All Other Compensation" includes the following accruals for or contributions to various plans for the fiscal year ending December 31, 1996: (i) profit sharing plan contributions or termination surplus accruals for Mr. Cheney--$12,017, Mr. Coleman--$12,017, Mr. Jones-- $12,017, Mr. Knight--$17,402, Mr. Lesar--$12,017 and Mr. LeSuer--$12,017;
    (ii) supplemental retirement plan contributions for Mr. Cheney--$500,000, Mr. Coleman--$95,000, Mr. Jones--$70,000, Mr. Knight--$600,000, Mr.
    Lesar--$100,000 and Mr. LeSuer--$150,000; (iii) 401(k) plan matching contributions for Mr. Cheney--$2,036, Mr. Coleman--$2,036, Mr. Jones-- $2,036, Mr. Knight--$0, Mr. Lesar--$1,357 and Mr. LeSuer--$2,036; (iv)
    ERISA Offset Benefit accruals for Mr.

   Cheney--$68,094, Mr. Coleman--$19,227, Mr. Jones--$28,039, Mr. Knight--
   $21,229, Mr. Lesar--$19,377 and Mr. LeSuer--$22,031; (v) above-market earnings on ERISA Offset Benefit accounts for Mr. Cheney--N/A, Mr. Coleman--$970, Mr. Jones--$1,694, Mr. Knight--$3,468, Mr. Lesar--$235 and
   Mr. LeSuer--$719; and (vi) above-market earnings on amounts deferred under Elective Deferral Plan for Mr. Cheney--N/A, Mr. Coleman--$983, Mr. Jones-- $2,134, Mr. Knight--$3,412, Mr. Lesar--$1,880 and Mr. LeSuer--$3,432. The
   Company contribution to split-dollar life insurance premiums for Mr. LeSuer was $1,826. In connection with his retirement on December 31, 1996, Mr. Knight received an early retirement payment of $600,000.

(5) Messrs. Cheney and Lesar became executive officers of the Company on October 1, 1995 and August 1, 1995, respectively. Mr. Knight ceased to be an executive officer on September 24, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                          POTENTIAL REALIZABLE VALUE
                          NUMBER OF   % OF TOTAL                          AT ASSUMED ANNUAL RATES OF
                         SECURITIES    OPTIONS                             STOCK PRICE APPRECIATION
  INDIVIDUAL GRANTS(1)   UNDERLYING   GRANTED TO  EXERCISE                    FOR OPTION TERM(2)
  --------------------     OPTIONS   EMPLOYEES IN   PRICE     EXPIRATION --------------------------------
          NAME           GRANTED (#) FISCAL YEAR  ($/SHARE)      DATE         5%                10%
          ----           ----------- ------------ ---------   ---------- -------------    ---------------
Richard B. Cheney.......     80,000      4.97%     $52.875     02/14/06  $   2,660,240    $     6,741,520
                            100,000      6.22%     $59.125     12/04/06      3,718,300          9,423,000
Lester L. Coleman.......     17,000      1.06%     $52.875     02/14/06        565,301          1,432,573
                             20,000      1.24%     $59.125     12/04/06        743,660          1,884,600
Dale P. Jones...........     40,000      2.49%     $52.875     02/14/06      1,330,120          3,370,760
                             50,000      3.11%     $59.125     12/04/06      1,859,150          4,711,500
Tommy E. Knight.........     40,000      2.49%     $52.875     02/14/06      1,330,120          3,370,760
David J. Lesar..........     15,000      0.93%     $52.875     02/14/06        498,795          1,264,035
                             40,000      2.49%     $59.125     12/04/06      1,487,320          3,769,200
Ken R. LeSuer...........     40,000      2.49%     $52.875     02/14/06      1,330,120          3,370,760
                             40,000      2.49%     $59.125     12/04/06      1,487,320          3,769,200
All Optionees...........  1,609,000     100.0%     $57.960(3)    (3)        58,649,659        148,628,157
All Stockholders........        N/A        N/A         N/A          N/A  4,569,558,415(4)  11,580,034,005(4)

--------
(1) All options are granted at the fair market value of the Common Stock on the grant date and generally expire ten years from the grant date. During employment options vest over a three year period, with one-third of the shares becoming exercisable on each of the first, second and third anniversaries of the grant date. Solely as a result of a one-time change in the timing of option grants to senior executives, the named individuals (other than Mr. Knight) received two grants during 1996.
(2) The assumed values result from certain prescribed rates of stock price appreciation. Values were calculated based on a 10-year exercise period for all grants. The actual value of the option grants is dependent on future performance of the Common Stock and overall stock market conditions. There is no assurance that the values reflected in this table will be achieved. The Company did not use an alternative formula for a grant date valuation, as it is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors.
(3) The exercise price shown is a weighted average of all options granted in 1996. Options expire on one or more of the following dates: February 14, 2006, April 1, 2006, May 15, 2006, September 1, 2006, October 4, 2006 or
    December 4, 2006.
(4) "All Stockholders" values are calculated using the weighted average exercise price for all options awarded in 1996, $57.960, based on the outstanding shares of Common Stock on December 31, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                           SHARES              OPTIONS AT FISCAL YEAR-   IN-THE-MONEY OPTIONS AT
                          ACQUIRED    VALUE         END (SHARES)           FISCAL YEAR-END ($)
                         ON EXERCISE REALIZED ------------------------- -------------------------
          NAME               (#)       ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- -------- ----------- ------------- ----------- -------------
Richard B. Cheney.......        0    $      0   66,666       313,334    $1,216,654   $3,135,845
Lester L. Coleman.......   10,000     241,250   19,666        53,334       420,984      566,766
Dale P. Jones...........   15,000     358,125   78,333       141,667     1,780,617    1,671,883
Tommy E. Knight.........        0           0   87,500        40,000     2,147,812      295,000
David J. Lesar..........   11,999     271,978   17,667        78,334       383,097      582,306
Ken R. LeSuer...........        0           0   43,999       112,501     1,098,516    1,169,297

                                RETIREMENT PLAN

  The purpose of the Halliburton Retirement Plan (the "Floor Plan") is to provide a floor for retirement benefits provided under the Halliburton Profit Sharing and Savings Plan (the "Halliburton Profit Sharing Plan"). Effective as of December 31, 1996, benefit accruals under the Floor Plan ceased for all employees except those age 55 or over ("Grandfathered Employees"). The portion of the Floor Plan attributable to employees other than Grandfathered Employees terminated effective February 28, 1997.

  The Halliburton Profit Sharing Plan is intended to be the primary plan to provide retirement benefits to participating employees. The Company makes annual contributions from profits to the Halliburton Profit Sharing Plan. Such contributions may not be less than 10% of profits, as defined in the Plan (reduced by certain retirement plan expenses), except that such contributions may not exceed the maximum amount deductible under Section 404 of the Internal Revenue Code and may not be less than 4% of participating employees' compensation. Contributions under the Halliburton Profit Sharing Plan for the named executive officers for the year ended December 31, 1996 are set forth in footnote (4) to the Summary Compensation Table on page 12. It is not possible to estimate the amount of benefits payable at retirement under the Halliburton Profit Sharing Plan to Messrs. Cheney, Coleman, Jones, Lesar, and LeSuer because of some or all of the following: (i) amounts contributed in the future will be contingent on future profits, (ii) earnings on trust fund assets will vary, (iii) trust fund assets may appreciate or depreciate in value, (iv) the compensation of the individual may vary, (v) age at date of retirement may vary, and (vi) the Plan may be changed or discontinued.

  The Floor Plan is a qualified defined benefit pension plan established as of January 1, 1991 as a floor plan integrated with the Halliburton Profit Sharing Plan to provide an adequate level of retirement benefits for employees. Prior to January 1, 1997, the terms of the Floor Plan provided for a monthly pension payment equal to the following amount: (i) 1 1/3% of an employee's average monthly compensation (computed over the highest three calendar year period) multiplied by such employee's years of accrual service after January 1, 1990; minus (ii) a pension which is the actuarial equivalent of the participant's eligible profit sharing accounts (excluding any employer and employee contributions under the employee savings portion of the program) accumulated since January 1, 1990 under the Halliburton Profit Sharing Plan. The offset for the Halliburton Profit Sharing Plan was based upon the 1984 Unisex Pension Mortality Table and an 8 1/2% interest assumption. As a result of the termination of the Floor Plan as to employees other than Grandfathered Employees, such employees will receive a distribution of such Floor Plan benefit, if any, in 1997 or 1998 provided that the Internal Revenue Service approves of such termination. The Floor Plan will continue for Grandfathered Employees under the same formula as in effect prior to 1997 except that a Grandfathered Employee's Floor Plan benefit will never be less than the value of the benefit determined as of January 1, 1997 increased with interest. The distribution benefit calculated for Mr. Lesar is $0. The value of the Floor Plan benefits calculated as of January 1, 1997 for the Grandfathered Employees named in the Summary Compensation Table are as follows: Mr. Cheney--$0, Mr. Coleman--$0, Mr. Jones--$99,254, and Mr. LeSuer--$98,536. The benefits for Messrs. Cheney, Coleman, Jones and LeSuer have been computed on the assumptions that (i) payments will be paid in the form of a life annuity; (ii) employment will continue until normal retirement at age 65 and (iii) levels of creditable compensation will remain constant. Mr. Knight, who retired on December 31, 1996, was not a participant in the Floor Plan.

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

EMPLOYMENT CONTRACTS

  Mr. Cheney's employment agreement with the Company provides for his employment as Chairman of the Board, President and Chief Executive Officer of the Company until September 30, 2003. Under the agreement Mr. Cheney's cash compensation was specified for two periods, the first, being for the period from August 10, 1995, the effective date of the agreement, to December 31, 1995 and the second, for the period beginning on January 1, 1996 and ending September 30, 2003. During the first period, Mr. Cheney received a salary, in the aggregate, of $250,000; a bonus of $150,000, in lieu of participation in the Company's Annual Reward Plan; and a Supplemental Retirement Benefit contribution of $125,000 under the SEDC Plan. During the second period, the agreement provides that Mr. Cheney will receive an annual salary of not less than $1,000,000; will participate in the Company's Annual Reward Plan beginning with the 1996 plan year; and will receive a Supplemental Retirement Benefit contribution under the SEDC Plan of at least $500,000 annually. Also, pursuant to the terms of the agreement, on August 10, 1995 Mr. Cheney was granted a non-qualified stock option to purchase up to 200,000 shares of the Company's Common Stock at $42.00 per share (the fair market value on such date) and effective October 1, 1995 he was awarded 100,000 shares of Common Stock subject to restrictions. Both the stock option grant and the restricted stock award were made under the 1993 Plan. The employment agreement also provided for the Company to reimburse Mr. Cheney for expenses associated with his relocation to Dallas.

  Under the terms of his employment agreement, in the event of Mr. Cheney's termination for any reason other than his voluntary termination (as defined in the agreement), death, disability or his termination by the Company for cause, the Company is obligated to pay Mr. Cheney a severance payment consisting of a lump sum cash payment equal to the value of any restricted shares that were granted pursuant to the terms of the agreement and are forfeited because of such termination of employment plus the lesser of (i) 150 percent of the base salary that he would have received between the date of such termination of employment and the end of the term of the agreement, or (ii) $3 million. Mr. Cheney's continuing obligations to the Company after termination, including non-competition obligations, are consideration for any severance payment that may be made thereunder.

  Mr. Lesar's employment agreement with the Company provides for his employment as of August 1, 1995 as Executive Vice President and Chief Financial Officer of the Company. The agreement also provides that, while Mr. Lesar is employed by the Company, management will recommend to the Compensation Committee (i) annual supplemental retirement benefit allocations under the SEDC Plan, and (ii) annual grants of stock options under the 1993 Plan. Such recommendations are to be consistent with the criteria utilized by the Compensation Committee for similarly situated executives.

  Under the terms of his employment agreement, in the event Mr. Lesar is involuntarily terminated by the Company for any reason other than termination for cause (as defined in the agreement), the Company is obligated to pay Mr. Lesar a severance payment equal to (i) the value of any restricted shares granted under the 1993 Plan and that are forfeited because of such termination, and (ii) five times his annual base salary.

ARRANGEMENTS RELATING TO EXECUTIVE OFFICER RETIREMENT

  Mr. Knight resigned as President and Chief Executive Officer of the Company's subsidiary, Brown & Root, Inc., and as an executive officer of the Company on September 24, 1996 and retired from Brown & Root on December 31, 1996 after 32 years of service. In connection therewith, the Company and Mr. Knight entered into an agreement which provided for his continued employment through December 31, 1996 at his current salary rate, as well as an early retirement payment and a supplemental retirement benefit allocation to the SEDC Plan in the amounts set forth in footnote (4) to the Summary Compensation Table. The agreement also provided for an additional early retirement payment of $300,000 upon Mr. Knight's fulfillment of certain contractual obligations, which payment was made in January 1997, and monthly payments of $1,250 for office expenses through December 1998. In consideration of the foregoing, Mr. Knight agreed to forebear from certain activities detrimental to Brown & Root and the Company and to release such entities from any and all claims he might have against them. In addition, as a result of Mr. Knight's retirement, restrictions lapsed on 8,168 shares of Common Stock awarded under the Career Executive Incentive Stock Plan. The fair market value of such shares on December 31, 1996 was $492,122.

CHANGE-IN-CONTROL ARRANGEMENTS

  Pursuant to the 1993 Plan, in the event of a change-in-control:

  A. The Compensation Committee, acting in its sole discretion, will act to effect one or more of the following alternatives with respect to outstanding stock options: (i) accelerate the time at which options may be exercised; (ii) cancel the options and pay the Optionees the excess of the per share value offered to stockholders in the change-in-control transaction over the exercise price(s) of the shares subject to options; (iii) make adjustments to the options as deemed appropriate to reflect the change-in-control; or (iv) convert the options to rights to purchase a proportionate amount of shares of stock or other securities or property paid to shareholders in the change-in-control transaction.

  B. The Compensation Committee may, with respect to outstanding restricted stock, provide for full vesting of all shares of restricted stock and termination of all restrictions applicable thereto.

  Pursuant to the Career Executive Incentive Stock Plan, the Compensation Committee may, in the event of a tender offer for all or a part of the Company's Common Stock, accelerate the lapse of restrictions on any or all shares on which restrictions have not theretofore lapsed.

       DIRECTORS' COMPENSATION, RESTRICTED STOCK PLAN AND RETIREMENT PLAN

 Directors' Fees and Deferred Compensation Plan

  All non-employee Directors of the Company receive an annual fee of $30,000 and an attendance fee of $2,000 for each meeting of the Board of Directors. Such Directors also receive an attendance fee of $2,000 per meeting for Committee service. The Chairmen of the Compensation; Audit; Nominating; Health, Safety and Environment and Management Oversight Committees each receive an additional $2,000 annually for service in such capacities. Under the Company's Directors' Deferred Compensation Plan, Directors are permitted to defer their fees, or a portion thereof, until after they cease to be a Director of the Company. A participant may elect, on a prospective basis, to have his or her deferred compensation account either credited quarterly with interest at the prime rate of Citibank, N.A. or translated on a quarterly basis into Company Common Stock equivalents. Distribution will be made in cash either in a lump sum or in annual installments over a 5- or 10-year period, as determined by the committee appointed to administer the Plan in its discretion. Ms. Armstrong and Messrs. Crandall, Staubach and Stegemeier have elected to participate in the Plan.

 Directors' Restricted Stock Plan

  Pursuant to the terms of the Restricted Stock Plan for Non-Employee Directors ("Directors' Restricted Stock Plan"), which was approved by the stockholders at the 1993 Annual Meeting, each non-employee Director receives an annual award of 200 restricted shares of Common Stock as a part of his or her compensation. The awards are in addition to the Directors' annual retainer and attendance fees and to amounts that would be payable under the Directors' Retirement Plan, described below. Shares awarded under the Directors' Restricted Stock Plan may not be sold, assigned, pledged or otherwise transferred or encumbered until the restrictions are removed. Restrictions will be removed following termination of Board service under certain circumstances, which include, among others, death or disability, retirement pursuant to the Company's mandatory retirement policy, or early retirement after at least four years of service. During the restriction period, Directors have the right to vote and to receive dividends with respect to the restricted shares. Any shares which, pursuant to such Plan's provisions, remain restricted following termination of service will be forfeited.

 Directors' Retirement Plan

  Under the terms of the Retirement Plan for Directors of the Company ("Directors' Retirement Plan"), a non-employee Director participant upon the benefit commencement date (the later of a participant's termination date or attainment of age 65) will receive an annual benefit equal to the last annual retainer for such participant for a period of years equal to such participant's years of service on his or her termination date; provided that a minimum benefit payment period for each participant is 5 years. Non-employee Directors become participants in the Directors' Retirement Plan upon the completion of three years service, as defined in such Plan. Upon the death of a participant, benefit payments will be made to the surviving spouse, if any, over the remainder of the retirement benefit payment period. Years of service for each Director participant under the Plan are: Ms. Armstrong--20, Lord Clitheroe--10, Mr. Crandall--12, Mr. Howell--6, Mr. Silas--4, Mr. Staubach--6, Mr. Stegemeier--3 and Mr. Williamson--16. Assets of the Company are transferred to Texas Commerce Bank Dallas, as Trustee, to be held pursuant to the terms of an irrevocable grantor trust to aid the Company in meeting its obligations under the Directors' Retirement Plan. The corpus and income of the trust are treated as assets and income of the Company for federal income tax purposes and are subject to the claims of general creditors of the Company to the extent provided therein.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder require the Company's officers and Directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange and to furnish the Company with copies. Ms. Armstrong and Messrs. Staubach and Stegemeier participate in the Directors' Deferred Compensation Plan and have elected to have their deferred compensation translated into Common Stock equivalents. Rule 16(a) was changed so as to cause such stock equivalents to be subject to Section 16, effective August 15, 1996. On November 3, 1996 the Company made deposits to the accounts of such participants. The Forms 4 filed for each of the participants relating to their respective deposits were inadvertently not filed in a timely manner.

                   AMENDMENT TO CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK
                                    (ITEM 2)

  The Board of Directors has unanimously approved, declared advisable and recommends that the stockholders consider and approve an amendment (the "Amendment") to ARTICLE FOURTH of the Company's Certificate of Incorporation, as amended (the "Certificate"), pursuant to which the authorized amount of shares of Common Stock would be increased from 200 million shares to 400 million shares. The Certificate also currently authorizes the issuance of up to 5 million shares of Preferred Stock (the "Preferred Stock"), of which no shares are issued and outstanding. The Amendment would not alter the authorized amount of Preferred Stock.

  The resolution to be voted upon to effect the Amendment is set forth in Exhibit A to this Proxy Statement.

PURPOSE AND EFFECTS OF THE AMENDMENT

  As of March 24, 1997, there were 126,399,972 shares of Common Stock issued and outstanding and 916,271 shares were reserved in the aggregate for issuance pursuant to the 1993 Stock and Long-Term Incentive Plan (the "1993 Plan"), the Restricted Stock Plan for Non-Employee Directors and the Landmark Graphics Corporation stock option plans which were assumed by the Company in connection with its acquisition of Landmark in October 1996. In addition, the Board of Directors has adopted, and is recommending stockholder approval of, an amendment to the 1993 Plan to increase the number of shares authorized for issuance thereunder from 5,500,000 to 13,500,000 shares. (See Item 4 below for further information on the proposed 1993 Plan amendment.)

  The Board of Directors believes that the flexibility provided by the Amendment to permit the Company to issue or reserve additional Common Stock, in the discretion of the Board of Directors, without the delay or expense of a special meeting of stockholders, is in the best interest of the Company and its stockholders. Shares of Common Stock may be used for general corporate purposes, including stock splits and stock dividends, acquisitions, public offerings, stock option and other employee benefit plans. The Company has no present plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock that would be authorized by adoption of the Amendment.

  Pursuant to the Certificate, stockholders of the Company have no preemptive rights with respect to the additional shares of Common Stock being authorized. The Certificate does not require further approval of stockholders prior to the issuance of any additional shares of Common Stock. In certain circumstances (generally relating to the number of shares to be issued, the manner of offering and the identity of the recipients), the rules of the New York Stock Exchange (the "NYSE") may require specific authorization in connection with the issuance of such additional shares. The Company does not anticipate that it will seek authorization from stockholders for issuance of additional shares of Common Stock unless required by applicable laws or the NYSE.

  The issuance of any additional shares of Common Stock may have the effect of diluting the percentage of stock ownership, book value per share and voting rights of the present holders of the Common Stock. The Amendment also may have the effect of discouraging attempts to take over control of the Company, as additional shares of Common Stock could be issued to dilute the stock ownership and voting power of, or increase the cost to, a party seeking to obtain control of the Company. The Amendment is not being proposed in response to any known effort or threat to acquire control of the Company and is not part of a plan by management to adopt a series of amendments to the Certificate and By-Laws having an anti-takeover effect.

  In accordance with Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the Amendment. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will have the same effect as votes cast against approval of the Amendment. If the Amendment is approved, the Company intends to file the Amendment with the Secretary of State of Delaware as soon as practicable thereafter.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT (ITEM NO. 2 ON THE PROXY CARD).

             PROPOSAL FOR RATIFICATION OF THE SELECTION OF AUDITORS
                                    (ITEM 3)

  Arthur Andersen LLP or its predecessor, Arthur Andersen & Co., has examined the financial statements of the Company and its predecessor since 1946. A resolution will be presented at the Annual Meeting to ratify the appointment by the Board of Directors of the Company of that firm as independent accountants to examine the financial statements and the books and records of the Company for the year ending December 31, 1997. Such appointment was made upon the recommendation of the Audit Committee. The Company has been advised by Arthur Andersen LLP that neither the firm nor any member thereof has any direct financial interest or any material indirect interest in the Company and, during at least the past three years, neither such firm nor any member thereof has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, Director, officer or employee.

  Representatives of such firm are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

  The affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented at the Annual Meeting and entitled to vote on the matter is needed to approve the proposal.

  If the stockholders do not ratify the selection of Arthur Andersen LLP, the selection of independent accountants will be reconsidered by the Board of Directors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS TO EXAMINE THE FINANCIAL STATEMENTS AND BOOKS AND RECORDS OF THE COMPANY FOR THE YEAR 1997.

                       PROPOSAL TO AMEND AND RESTATE THE
                    1993 STOCK AND LONG-TERM INCENTIVE PLAN

                                    (ITEM 4)

INTRODUCTION

  On February 18, 1993, the Board of Directors adopted the Halliburton Company 1993 Stock and Long-Term Incentive Plan (the "1993 Plan") which was subsequently approved by the stockholders on May 18, 1993. On May 21, 1996, the stockholders amended the 1993 Plan to comply with regulations under Section 162(m) of the Internal Revenue Code of 1986 by establishing a limit of 500,000 on the number of shares which may be awarded in the aggregate pursuant to grants of stock options or stock appreciation rights to any one individual during any one calendar year. An aggregate of 5,500,000 shares of the Company's Common Stock, par value $2.50 per share, were initially authorized for issuance under the 1993 Plan, of which no more than 1,600,000 could be issued in the form of restricted stock awards.

PROPOSED PLAN AMENDMENT AND RESTATEMENT

  As of March 24, 1997, only 221,118 shares were available for issuance under the 1993 Plan. The Board of Directors has determined that it is in the best interests of the Company and the stockholders to authorize additional shares for issuance under the 1993 Plan so that an adequate number of shares are available for Plan purposes. Accordingly, on February 20, 1997, the Board of Directors adopted an amendment and restatement to the 1993 Plan, subject to stockholder approval, that would provide for an increase in the total number of shares that may be issued under the Plan from 5,500,000 to 13,500,000 shares, of which no more than 2,000,000 (increased from 1,600,000) may be issued in the form of restricted stock awards. Additionally, the proposed amendment would limit to 2,000,000 the number of shares that may be issued pursuant to performance share awards and limit the terms of stock options and stock appreciation rights to ten years. Set forth below is a summary of the 1993 Plan, as proposed to be amended and restated. None of the additional shares that, upon stockholder approval, will be subject to the 1993 Plan has heretofore been granted pursuant to any stock award or subjected to any option.

                                 THE 1993 PLAN

TYPES OF AWARDS

  The 1993 Plan provides for the grant of any or all of the following types of awards: (1) stock options, including Incentive Stock Options and non-qualified stock options; (2) stock appreciation rights, in tandem with stock options or freestanding; (3) restricted stock; (4) performance share awards; and (5) stock value equivalent awards. Any stock option granted in the form of an Incentive Stock Option must satisfy the applicable requirements of Section 422 of the Code. Awards may be made to the same person on more than one occasion and may be granted singly, in combination, or in tandem as determined by the Committee. To date only awards of non-qualified stock options and restricted stock have been made under the Plan.

TERM

  The 1993 Plan became effective as of February 18, 1993 and will terminate on February 18, 2003, unless earlier terminated by the Board of Directors. Termination of the 1993 Plan will not affect awards made prior to termination, but awards will not be made after termination.

ADMINISTRATION

  The 1993 Plan is administered by the Compensation Committee of Directors (the "Committee"). The Committee is appointed by, and serves at the pleasure of, the Board of Directors of the Company. Only those Directors who are both "non-employee directors" for purposes of Rule 16b-3 under the Securities Exchange

Act of 1934, as amended, and "outside directors" for purposes of the regulations promulgated under Section 162(m), will act as Committee members. Subject to the terms of the 1993 Plan, and to such approvals and other authority as the Board of Directors may reserve to itself from time to time, the Committee, consistent with the terms of the 1993 Plan, will have authority
(i) to select employees to receive an award, (ii) to determine the timing, form, amount or value and term of grants and awards, and the conditions and restrictions, if any, subject to which grants and awards will be made and become payable under the 1993 Plan, (iii) to construe the 1993 Plan and to prescribe rules and regulations with respect to the administration of the 1993 Plan, and (iv) to make such other determinations authorized under the 1993 Plan as the Committee deems necessary or appropriate.

ELIGIBILITY

  Employees who participate in the 1993 Plan will be selected by the Committee from among those key employees of the Company and its subsidiaries (as defined in the 1993 Plan) who, in the judgment of the Committee, may have a significant effect on the profitability and growth of the Company. The selection of participants from eligible employees is within the discretion of the Committee. Currently there are 322 active participants in the 1993 Plan.

SHARES SUBJECT TO THE PLAN

  If the proposed amendment is approved by stockholders, an additional 8,000,000 shares of Common Stock will be reserved for issuance under the 1993 Plan. The 1993 Plan, as proposed to be amended, also provides that, of the aggregate number of shares issuable thereunder (13,500,000), no more than 2,000,000 shares may be issued in the form of restricted stock and no more than 2,000,000 shares may be issued pursuant to performance share awards. To date, 704,550 shares have been issued in the form of restricted stock and no shares have been issued pursuant to performance share awards, leaving 1,295,450 shares available for future restricted stock awards and 2,000,000 shares available for issuance pursuant to performance share awards.

STOCK OPTIONS

  Under the 1993 Plan, the Committee may grant awards in the form of options to purchase shares of Common Stock. The Committee will, with regard to each stock option, and subject to limitations set forth in the next succeeding sentence, determine the number of shares subject to the option, the manner and time of the option's exercise, and the exercise price per share of stock subject to the option. The number of option shares or stock appreciation rights in the aggregate granted by the Committee to any employee in any one calendar year shall not exceed 500,000 and the term of an option or stock appreciation right may not exceed ten years. No consideration is received by the Company for granting stock options or stock appreciation rights. The exercise price of a stock option will not be less than the fair market value of the Common Stock on the date the option is granted. The Committee will designate each option as a non-qualified or an Incentive Stock Option. Information pertaining to stock options granted in the last fiscal year may be found on page 13.

  The option price upon exercise may, at the discretion of the Committee, be paid by a participant in cash, shares of Common Stock or a combination thereof. Except as set forth below with regard to certain corporate changes, no option will be exercisable within six months of the date of grant.

  The effect of an optionee's termination of employment by reason of death, retirement, disability, or otherwise will be specified in the option agreement which evidences each option grant.

STOCK APPRECIATION RIGHTS

  The 1993 Plan also authorizes the Committee to grant stock appreciation rights ("SARs") either independent of, or in connection with, a stock option. If granted with a stock option, exercise of SARs will result in the surrender of the right to purchase the shares under the option as to which the SARs were exercised. Upon exercising an SAR, the holder receives for each share with respect to which the SAR is exercised, an amount equal to the difference between the exercise price (which may not be less than the fair market value of such shares on the date of grant) and the fair market value of the Common Stock on the date of exercise. Payment of such amount may be made in shares of Common Stock, cash, or a combination thereof, as determined by the Committee. The SARs will not be exercisable within six months of the date of grant. As noted above, the number of option shares or SARs in the aggregate granted by the Committee to any employee in any one calendar year may not exceed 500,000 and the term of an option or SAR grant may not exceed ten years.

  Each grant of an SAR will be evidenced by an agreement that specifies the terms and conditions of the award, including the effect of termination of employment (by reason of death, disability, retirement or otherwise) on the exercisability of the SAR.

RESTRICTED STOCK

  Subject to the limitation on the aggregate number of shares that may be issued in the form of restricted stock, the 1993 Plan provides that shares of Common Stock subject to certain restrictions may be awarded to eligible employees from time to time as determined by the Committee. The Committee will determine the nature and extent of the restrictions on such shares, the duration of such restrictions, and any circumstance under which restricted shares will be forfeited; provided, however, that the restriction period will not be less than three years from the date of grant. During any such period of restriction, recipients will have the right to receive dividends and the right to vote the shares. The Committee will determine the effect of the termination of employment of a recipient of restricted Common Stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.

PERFORMANCE SHARE AWARDS

  Subject to the limitation on the aggregate number of shares which may be issued pursuant to Performance Share Awards, the 1993 Plan permits the Committee to grant Performance Share Awards to eligible employees. Performance Share Awards are awards that are contingent on the achievement of certain performance objectives, valued by reference to the market value of the Common Stock, or increase thereof, by reference to performance measures other than the Common Stock, or a combination of both, over a specified period of time.

  The length of time over which performance will be measured, the performance objectives and the criteria to be used in determining whether and to what degree such objectives have been attained will be determined by the Committee. The Committee will also determine the effect of termination of employment (by reason of death, retirement, disability or otherwise) during the performance period.

STOCK VALUE EQUIVALENT AWARDS

  The 1993 Plan permits the Committee to grant Stock Value Equivalent Awards to eligible employees from time to time. Stock Value Equivalent Awards are rights to receive the fair market value of a specified number of shares of Common Stock, or the appreciation in the fair market value thereof, over a specified period of time, pursuant to a vesting schedule, all as determined by the Committee. Payment of the vested portion of a Stock Value Equivalent Award shall be made in cash, based on the fair market value of the Common Stock on the payment date. The Committee will determine the effect of termination of employment during the vesting period (by reason of death, retirement, disability or otherwise) on an employee's Stock Value Equivalent Award.

AMENDMENT

  The Board of Directors may at any time terminate or amend the 1993 Plan in any respect, except that the Board may not, without approval of the stockholders of the Company, amend the 1993 Plan so as to (i) increase the aggregate number of shares of Common Stock which may be issued (except for adjustments in the number of shares permitted with respect to certain stock splits, stock dividends, mergers, reorganizations or recapitalizations) or change the minimum option exercise price; (ii) modify the requirements as to eligibility for participation; (iii) change the class of employees eligible to receive awards or materially increase the benefits accruing to participants; (iv) extend the duration of the Plan beyond February 18, 2003; or (v) decrease any authority granted to the Committee in contravention of Rule 16b-3. No amendment or termination of the 1993 Plan shall, without the consent of the optionee or participant, alter or impair the rights of such person under any options or other awards theretofore granted.

CHANGE-IN-CONTROL

  In order to maintain all of the participants' rights in the event of a change-in-control ("Corporate Change") as defined in the 1993 Plan, the Committee shall, acting in its sole discretion, take one or more of the following actions with respect to outstanding stock options or SARs: (i) provide for acceleration of any time periods relating to exercise; (ii) require the surrender and cancellation of such award in exchange for a cash payment equal to the amount which could have been attained had such award currently been exercisable or payable; and (iii) make such adjustment to any outstanding award as the Committee deems appropriate to reflect the Corporate Change. In the case of stock options, the Committee may, in addition to the foregoing alternatives, provide that an optionee shall be entitled to purchase, in lieu of the number of shares of Common Stock as to which the option is then exercisable, the number and type of securities or other property to which the optionee would have been entitled pursuant to the Corporate Change had such optionee immediately prior to the Corporate Change been the holder of the number of shares of Common Stock covered by the option.

  With respect to outstanding awards of Restricted Stock, Performance Share Awards and Stock Value Equivalent Awards, if any, the Committee may in its discretion provide for full vesting and termination of restrictions on Restricted Stock and for full vesting and payment of Performance Share Awards or Stock Value Equivalent Awards.

FEDERAL INCOME TAX TREATMENT

  The following summarizes the current U.S. federal income tax consequences generally arising with respect to awards under the 1993 Plan.

  A participant who is granted an Incentive Stock Option does not realize any taxable income at the time of the grant or at the time of exercise (but in some circumstances may be subject to an alternative minimum tax as a result of the exercise). Similarly, the Company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an Incentive Stock Option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. If the participant fails to hold the shares for the foregoing period, the disposal is treated as a disqualifying disposition. The gain on such disposition is ordinary income to the participant to the extent of the difference between the option price and the fair market value on the exercise date, and any excess is long-term or short-term capital gain, depending on the holding period. Under such circumstances, the Company will be entitled to a tax deduction equal to the ordinary income amount the participant recognizes in a disqualifying disposition.

  A participant who is granted a non-qualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company is entitled to a corresponding tax deduction for the same amount.

  The grant of an SAR will produce no U.S. federal tax consequences for the participant or the Company. The exercise of an SAR results in taxable income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to the Company.

  A participant who has been granted an award of restricted shares of Common Stock will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at the time of the grant, unless the participant makes an election to be taxed at the time of the award. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding tax deduction. Dividends paid to the participant during the restriction period will also be compensation income to the participant and deductible as such by the Company. The holder of a restricted stock award may elect to be taxed at the time of grant of the restricted stock award on the market value of the shares, in which case (1) the Company will be entitled to a deduction at the same time and in the same amount, (2) dividends paid to the participant during the restriction period will be taxable as dividends to him and not deductible by the Company, and (3) there will be no further federal income tax consequences when the restrictions lapse.

  A participant who has been granted a Performance Share Award will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at such time. A participant will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and the Company will have a corresponding tax deduction.

  The grant of a Stock Value Equivalent Award produces no U.S. federal income tax consequences for the participant or the Company. The payment of a Stock Value Equivalent Award results in taxable income to the participant equal to the amount of the payment received, valued with reference to the fair market value of the Common Stock on the payment date. The Company is entitled to a corresponding tax deduction for the same amount.

  The Company may deduct in connection with any award any taxes required by law to be withheld. The Committee may permit the participant to surrender, or authorize the Company to withhold, shares of Common Stock in satisfaction of the Company's withholding obligations.

GENERAL/VOTE REQUIRED

  The closing quotation of the Company's Common Stock on March 24, 1997 on the New York Stock Exchange was $69.25 per share.

  The affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented at the Annual Meeting and entitled to vote on the matter is needed to approve the proposal.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT AND RESTATEMENT OF THE 1993 STOCK AND LONG-TERM INCENTIVE PLAN.

                              COST OF SOLICITATION

  Officers and other employees of the Company may solicit proxies personally, by telephone or other telecommunications, from some stockholders if proxies are not received promptly. The Company will reimburse banks, brokers or other persons holding Company Common Stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to beneficial owners of the Company's Common Stock. All expenses of solicitation of proxies will be borne by the Company. In addition, Georgeson & Company Inc., New York City, has been retained to assist in the solicitation of proxies for the 1997 Annual Meeting of Stockholders at a fee of $9,500 plus reasonable expenses.

               STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

  Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at the 1998 Annual Meeting, it must be received by the Secretary of the Company (3600 Lincoln Plaza, 500 N. Akard, Dallas, Texas 75201-3391) not later than November 27, 1997 and must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting. The 1998 Annual Meeting of Stockholders will be held May 19, 1998.

                                 OTHER BUSINESS

  The Company's By-laws provide that in addition to any other applicable requirements, for business to be properly brought before the Annual Meeting by a stockholder, the stockholder must give timely notice in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than ninety (90) days prior to the anniversary date of the immediately preceding stockholders meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting
(i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting,
(ii) the name and record address of the stockholder proposing such business,
(iii) the class and number of shares of the Company which are beneficially owned by the stockholder, (iv) a representation that the stockholder or a qualified representative of the stockholder intends to appear in person to bring the proposed business before the Annual Meeting, and (v) any material interest of the stockholder in such business. This requirement does not preclude discussion by any stockholder of any business properly brought before the Annual Meeting in accordance with such procedures.

  The management of the Company is not aware of any business to come before the meeting other than those matters described above in this Proxy Statement. If any other matters should properly come before the meeting, however, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                                          By Authority of the Board of
                                           Directors.

                                                   /s/ Susan S. Keith

                                                      Susan S. Keith
                                               Vice President and Secretary
March 25, 1997

                                                                       EXHIBIT A

                   AMENDMENT TO CERTIFICATE OF INCORPORATION

  RESOLVED, that the first sentence of ARTICLE FOURTH of the Certificate of Incorporation, as amended, of the Company be amended to read in its entirety as follows:

    The aggregate number of shares which the Corporation shall have authority to issue shall be four hundred five million (405,000,000), consisting of four hundred million (400,000,000) shares of Common Stock of the par value of Two & 50/100 Dollars ($2.50) per share and five million (5,000,000) shares of Preferred Stock without par value.

                                                                     APPENDIX A

                              HALLIBURTON COMPANY

                    1993 STOCK AND LONG-TERM INCENTIVE PLAN

                    AS PROPOSED TO BE AMENDED AND RESTATED

                                  I. PURPOSE

  The purpose of the Halliburton Company 1993 Stock and Long-Term Incentive Plan (the "Plan") is to provide a means whereby Halliburton Company, a Delaware corporation (the "Company"), and its Subsidiaries may attract able persons to enter the employ of the Company and to provide a means whereby those key employees upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the long-term welfare of the Company and their desire to remain in its employ. A further purpose of the Plan is to provide such key employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company over the long term. Accordingly, the Plan provides for granting Incentive Stock Options, options which do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Share Awards, Stock Value Equivalent Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee as provided herein.

                                II. DEFINITIONS

  The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

    (a) "Award" means, individually or collectively, any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award or Stock Value Equivalent Award.

    (b) "Board" means the Board of Directors of Halliburton Company.

    (c) "Change of Control Value" means, for the purposes of Clause (B) of Paragraph (e) of Article XII and Clause (B) of Paragraph (f) of Article XII, the amount determined in Clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place or (iii) if a Corporate Change occurs other than as described in Clause (i) or Clause (ii), the fair market value per share determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of an Option or Stock Appreciation Right. If the consideration offered to stockholders of the Company in any transaction described in this Paragraph or Paragraphs (d) and (e) of Article XII consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

    (d) "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

    (e) "Committee" means the committee selected by the Board to administer the Plan in accordance with Paragraph (a) of Article IV of the Plan.

    (f) "Common Stock" means the common stock, par value $2.50 per share, of Halliburton Company.

    (g) "Company" means Halliburton Company.

    (h) "Corporate Change" means one of the following events: (i) the merger, consolidation or other reorganization of the Company in which the outstanding Common Stock is converted into or exchanged for a different class of securities of the Company, a class of securities of any other issuer (except a direct or indirect wholly owned subsidiary of the Company), cash or other property;
  (ii) the sale, lease or exchange of all or substantially all of the assets of the Company to any other corporation or entity (except a direct or indirect wholly owned subsidiary of the Company); (iii) the adoption by the stockholders of the Company of a plan of liquidation and dissolution; (iv) the acquisition (other than any acquisition pursuant to any other clause of this definition) by any person or entity, including without limitation a "group" as contemplated by Section 13(d)(3) of the Exchange Act, of beneficial ownership, as contemplated by such Section, of more than twenty percent (based on voting power) of the Company's outstanding capital stock; or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

    (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (j) "Fair Market Value" means, as of any specified date, the closing price of the Common Stock on the New York Stock Exchange (or, if the Common Stock is not then listed on such exchange, such other national securities exchange on which the Common Stock is then listed) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is not then listed on any national securities exchange but is traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

    (k) "Holder" means an employee of the Company who has been granted an Award.

    (l) "Incentive Stock Option" means an Option within the meaning of section 422 of the Code.

    (m) "Option" means an Award granted under Article VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options which do not constitute Incentive Stock Options to purchase Common Stock.

    (n) "Option Agreement" means a written agreement between the Company and an employee with respect to an Option.

    (o) "Optionee" means an employee who has been granted an Option.

    (p) "Parent Corporation" shall have the meaning set forth in section 424(e) of the Code.

    (q) "Performance Share Award" means an Award granted under Article X of the Plan.

    (r) "Plan" means the Halliburton Company 1993 Stock and Long-Term Incentive Plan.

    (s) "Restricted Stock Award" means an Award granted under Article IX of the Plan.

    (t) "Rule 16b-3" means Rule 16b-3 of the general Rules and Regulation of the Securities and Exchange Commission under the Exchange Act, as such rule is currently in effect or as hereafter modified or amended.

    (u) "Spread" means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

    (v) "Stock Appreciation Right" means an Award granted under Article VIII of the Plan.

    (w) "Stock Appreciation Rights Agreement" means a written agreement between the Company and an employee with respect to an Award of Stock Appreciation Rights.

    (x) "Stock Value Equivalent Award" means an Award granted under Article XI of the Plan.

    (y) "Subsidiary" means a company (whether a corporation, partnership, joint venture or other form of entity) in which the Company or a corporation in which the Company owns a majority of the shares of capital stock, directly or indirectly, owns a greater than twenty percent equity interest, except that with respect to the issuance of Incentive Stock Options the term "Subsidiary" shall have the same meaning as the term "subsidiary corporation" as defined in section 424(f) of the Code.

                 III. EFFECTIVE DATE AND DURATION OF THE PLAN

  The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within twelve months thereafter and on or prior to the date of the first annual meeting of stockholders of the Company held subsequent to the acquisition of an equity security by a Holder hereunder for which exemption is claimed under Rule 16b-
3. Notwithstanding any provision of the Plan or in any Option Agreement or Stock Appreciation Rights Agreement, no Option or Stock Appreciation Right shall be exercisable prior to such stockholder approval. No further Awards may be granted under the Plan after ten years from the date the Plan is adopted by the Board. Subject to the provisions of Article XIII, the Plan shall remain in effect until all Options and Stock Appreciation Rights granted under the Plan have been exercised or expired by reason of lapse of time, all restrictions imposed upon Restricted Stock Awards have lapsed and all Performance Share Awards and Stock Value Equivalent Awards have been satisfied.

                              IV. ADMINISTRATION

  (a) Composition of Committee. The Plan shall be administered by a committee which shall be (i) appointed by the Board and (ii) constituted so as to permit the Plan to comply with Rule 16b-3.

  (b) Powers. The Committee shall have sole authority, in its discretion, to determine which employees of the Company and its Subsidiaries shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, nonqualified Option or Stock Appreciation Right shall be granted, the number of shares of Common Stock which may be issued under each Option, Stock Appreciation Right and Restricted Stock Award, and the value of each Performance Share Award and Stock Value Equivalent Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contribution to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

  (c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Award into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

       V. GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS, RESTRICTED STOCK
          AWARDS, PERFORMANCE SHARE AWARDS AND STOCK VALUE EQUIVALENT
                      AWARDS; SHARES SUBJECT TO THE PLAN

  (a) Award Limits. The Committee may from time to time grant Awards to one or more employees determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 13,500,000 shares, of which no more than 2,000,000 may be issued in the form of Restricted Stock Awards and no more than 2,000,000 may be issued pursuant to Performance Share Awards. Notwithstanding anything contained herein to the contrary, the number of Option shares or Stock Appreciation Rights, singly or in combination, granted to any employee in any one calendar year shall not in the aggregate exceed 500,000. Any of such shares which remain unissued and which are not subject to outstanding Options or Awards at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate or the Award is paid in cash, any shares of Common Stock subject to such Award shall again be available for the grant of an Award. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Article XII with respect to shares of Common Stock subject to Options then outstanding. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

  (b) Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and reacquired by the Company.

                                VI. ELIGIBILITY

  Awards made pursuant to the Plan may be granted only to individuals who, at the time of grant, are key employees of the Company or any Parent Corporation or Subsidiary of the Company. Awards may not be granted to any director of the Company who is not an employee of the Company or to any member of the Committee. An Award made pursuant to the Plan may be granted on more than one occasion to the same person, and such Award may include an Incentive Stock Option, an Option which is not an Incentive Stock Option, an Award of Stock Appreciation Rights, a Restricted Stock Award, a Performance Share Award, a Stock Value Equivalent Award or any combination thereof. Each Award shall be evidenced by a written instrument duly executed by or on behalf of the Company.

                              VII. STOCK OPTIONS

  (a) Stock Option Agreement. Each Option shall be evidenced by an Option Agreement between the Company and the Optionee which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Each Option Agreement shall provide that the Option may not be exercised earlier than six months from the date of grant and shall specify the effect of termination of employment on the exercisability of the Option.

  (b) Option Period. The term of each Option shall be as specified by the Committee at the date of grant; provided that, in no case, shall the term of an Option exceed ten years.

  (c) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

  (d) Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its Parent Corporation and Subsidiaries exceeds $100,000, such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Option will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or a Subsidiary, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

  (e) Option Price. The purchase price of Common Stock issued under each Option shall be determined by the Committee, but such purchase price shall not be less than the Fair Market Value of Common Stock subject to the Option on the date the Option is granted.

  (f) Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become, or who became prior to the effective date of the Plan, key employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

                        VIII. STOCK APPRECIATION RIGHTS

  (a) Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Common Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement between the Company and the Holder which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Common Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Common Stock. With respect to Stock Appreciation Rights that are subject to Section 16 of the Exchange Act, however, the Committee shall, except as provided in Paragraphs
(e) and (f) of Article XII, retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof) or (ii) to approve an election by a Holder to receive cash in full or partial settlement of Stock Appreciation Rights. Upon the exercise of any Stock Appreciation Rights granted hereunder, the number of shares reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise of such Right. Each Stock Appreciation Rights Agreement shall provide that the Stock Appreciation Rights may not be exercised earlier than six months from the date of grant and shall specify the effect of termination of employment on the exercisability of the Stock Appreciation Rights.

  (b) Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

  (c) Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant; provided that, in no case, shall the term of a Stock Appreciation Right exceed ten years.

  (d) Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

                          IX. RESTRICTED STOCK AWARDS

  (a) Restricted Period To Be Established by the Committee. At the time a Restricted Stock Award is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such Award; provided, however, that, except as set forth below and as permitted by Paragraph (b) of this Article IX, such Restriction Period shall not be less than three (3) years from the date of grant (the "Minimum Criteria"). An award which provides for the lapse of restrictions on shares applicable to such Award in equal annual installments over a period of at least three (3) years from the date of grant shall be deemed to meet the Minimum Criteria. The foregoing notwithstanding, with respect to Restricted Stock Awards of up to an aggregate 275,000 shares (subject to adjustment as set forth in Article XII), the Minimum Criteria shall not apply and the Committee may establish such lesser Restriction Periods applicable to such Awards as it shall determine in its discretion. Subject to the foregoing, each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph (b) of this Article or by Article XII.

  (b) Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award or, at the option of the Company, in the name of a nominee of the Company. The Holder shall have the right to receive dividends during the Restriction Period, to vote the Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to possession of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Restriction Period.

  (c) Payment for Restricted Stock. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law and except that the Committee may, in its discretion, charge the Holder an amount in cash not in excess of the par value of the shares of Common Stock issued under the Plan to the Holder.

  (d) Miscellaneous. Nothing in this Article shall prohibit the exchange of shares issued under the Plan (whether or not then subject to a Restricted Stock Award) pursuant to a plan of reorganization for stock or securities in the Company or another corporation a party to the reorganization, but the stock or securities so received for shares then subject to the restrictions of a Restricted Stock Award shall become subject to the restrictions of such Restricted Stock Award. Any shares of stock received as a result of a stock split or stock dividend with respect to shares then subject to a Restricted Stock Award shall also become subject to the restrictions of the Restricted Stock Award.

                          X. PERFORMANCE SHARE AWARDS

  (a) Performance Period. The Committee shall establish, with respect to and at the time of each Performance Share Award, a performance period over which the performance applicable to the Performance Share Award of the Holder shall be measured.

  (b) Performance Share Awards. Each Performance Share Award may have a maximum value established by the Committee at the time of such Award.

  (c) Performance Measures. A Performance Share Award may be awarded to an employee contingent upon future performance of the employee, the Company or any Subsidiary, division or department thereof by or in which he is employed during the performance period, the Fair Market Value of Common Stock or the increase thereof during the performance period, combinations thereof, or such other provisions as the Committee may determine to be appropriate. The Committee shall establish the performance measures applicable to such performance prior to the beginning of the performance period but subject to such later revisions as the Committee shall deem appropriate to reflect significant, unforeseen events or changes.

  (d) Awards Criteria. In determining the value of Performance Share Awards, the Committee may take into account an employee's responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

  (e) Payment. Following the end of the performance period, the Holder of a Performance Share Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Share Award, if any, based on the achievement of the performance measures for such performance period, as determined by the Committee in its sole discretion. Payment of a Performance Share Award (i) may be made in cash, Common Stock or a combination thereof, as determined by the Committee in its sole discretion, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion and (iii) to the extent applicable, shall be based on the Fair Market Value of the Common Stock on the payment date. If a payment of cash is to be made on a deferred basis, the Committee shall establish whether interest shall be credited, the rate thereof and any other terms and conditions applicable thereto.

  (f) Termination of Employment. The Committee shall determine the effect of termination of employment during the performance period on an employee's Performance Share Award.

                       XI. STOCK VALUE EQUIVALENT AWARDS

  (a) Stock Value Equivalent Awards. Stock Value Equivalent Awards are rights to receive an amount equal to the Fair Market Value of shares of Common Stock or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Stock Value Equivalent Award may have a maximum value established by the Committee at the time of such Award.

  (b) Award Period. The Committee shall establish, with respect to and at the time of each Stock Value Equivalent Award, a period over which the Award shall vest with respect to the Holder.

  (c) Awards Criteria. In determining the value of Stock Value Equivalent Awards, the Committee may take into account an employee's responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

  (d) Payment. Following the end of the determined period for a Stock Value Equivalent Award, the Holder of a Stock Value Equivalent Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Stock Value Equivalent Award, if any, based on the then vested value of the Award. Payment of a Stock Value Equivalent Award (i) shall be made in cash, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion and (iii) shall be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the determined period with respect to a Stock Value Equivalent Award, as determined by the Committee. If payment of cash is to be made on a deferred basis, the Committee shall establish whether interest shall be credited, the rate thereof and any other terms and conditions applicable thereto.

  (e) Termination of Employment. The Committee shall determine the effect of termination of employment during the applicable vesting period on an employee's Stock Value Equivalent Award.

                    XII. RECAPITALIZATION OR REORGANIZATION

  (a) Except as hereinafter otherwise provided, in the event of any recapitalization, reorganization, merger, consolidation, combination, exchange, stock dividend, stock split, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of Common Stock occurring after the date of the grant of an Award, the Committee may, in its discretion, make such adjustment as to the number and price of shares of Common Stock or other consideration subject to such Awards as the Committee shall deem appropriate in order to prevent dilution or enlargement of rights of the Holders.

  (b) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

  (c) The shares with respect to which Options may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

  (d) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities and the cash and other property to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Optionee had been the holder of record of the number of shares of Common Stock then covered by such Option.

  (e) In the event of a Corporate Change, then no later than (i) two business days prior to any Corporate Change referenced in Clause (i), (ii), (iii) or
(v) of the definition thereof or (ii) ten business days after any Corporate Change referenced in Clause (iv) of the definition thereof, the Committee, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives with respect to outstanding Options which acts may vary among individual Optionees, may vary among Options held by individual Optionees and, with respect to acts taken pursuant to Clause (i) above, may be contingent upon effectuation of the Corporate Change: (A) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate, (B) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date (before or after such Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each Optionee an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (C) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (D) provide that thereafter upon any exercise of an Option theretofore granted the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets or plan of liquidation and dissolution if, immediately prior to such merger, consolidation or sale of assets or any distribution in liquidation and dissolution of the Company, the Optionee had been the holder of record of the number of shares of Common Stock then covered by such Option.

  (f) In the event of a Corporate Change, then no later than (i) two business days prior to any Corporate Change referenced in Clause (i), (ii), (iii) or
(v) of the definition thereof or (ii) ten business days after any Corporate Change referenced in Clause (iv) of the definition thereof, the Committee, acting in its sole discretion without the consent or approval of any Holder of a Stock Appreciation Right, shall act to effect one or more of the following alternatives with respect to outstanding Stock Appreciation Rights which acts may vary among individual Holders, may vary among Stock Appreciation Rights held by individual Holders and, with respect to acts taken pursuant to Clause
(ii) above, may be contingent upon effectuation of the Corporate Change: (A) accelerate the time at which Stock Appreciation Rights then outstanding may be exercised so that such Stock

Appreciation Rights may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Stock Appreciation Rights and all rights of Holders thereunder shall terminate, (B) require the mandatory surrender to the Company by selected Holders of Stock Appreciation Rights of some or all of the outstanding Stock Appreciation Rights held by such Holders (irrespective of whether such Stock Appreciation Rights are then exercisable under the provisions of the Plan) as of a date (before or after such Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Stock Appreciation Rights and pay to each Holder an amount of cash equal to the Spread with respect to such Stock Appreciation Rights with the Fair Market Value of the Common Stock at such time to be deemed to be the Change of Control Value or (C) make such adjustments to Stock Appreciation Rights then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Stock Appreciation Rights then outstanding).

  (g) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Options or Stock Appreciation Rights theretofore granted, the purchase price per share of Common Stock subject to Options or the calculation of the Spread with respect to Stock Appreciation Rights.

  (h) The provisions of the Plan or the Award agreements to the contrary notwithstanding, with respect to any Restricted Stock Awards outstanding at the time a Corporate Change occurs, the Committee may, in its discretion, provide (i) for full vesting of all Common Stock awarded to the Holders pursuant to such Restricted Stock Awards as of the date of such Corporate Change and (ii) that all restrictions applicable to such Restricted Stock Award shall terminate as of such date.

  (i) The provisions of the Plan or the Award agreements to the contrary notwithstanding, with respect to any Performance Share Awards which have been approved but which are unpaid at the time a Corporate Change occurs, the Committee may, in its discretion, provide (i) for full vesting of such Awards as of the date of such Corporate Change, (ii) for payment of the then value of such Awards as soon as administratively feasible following the Corporate Change, with the value of such Awards to be based, to the extent applicable, on the Change of Control Value of the Common Stock, (iii) that any provisions in Awards regarding forfeiture of unpaid Awards shall not be applicable from and after a Corporate Change with respect to Awards made prior to such Corporate Change and (iv) that all performance measures applicable to unpaid Awards at the time of a Corporate Change shall be deemed to have been satisfied in full during the performance period upon the occurrence of such Corporate Change.

  (j) The provisions of the Plan or the Award agreements to the contrary notwithstanding, with respect to any Stock Value Equivalent Awards which have been approved but which are unpaid at the time a Corporate Change occurs, the Committee may, in its discretion, provide (i) for full vesting of such Awards as of the date of such Corporate Change and (ii) for payment of the then value of such Awards as soon as administratively feasible following the Corporate Change with the value of such Awards to be based on the Change of Control Value of the Common Stock.

                  XIII. AMENDMENT OR TERMINATION OF THE PLAN

  The Board in its discretion may terminate the Plan or alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder, and provided, further, that the Board may not, without approval of the stockholders, amend the Plan:

    (a) to increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan on exercise or surrender of Options or Stock Appreciation Rights or pursuant to Restricted Stock Awards or Performance Share Awards, except as provided in Article XII;

    (b) to change the minimum Option price;

    (c) to change the class of employees eligible to receive Awards or increase materially the benefits accruing to employees under the Plan;

    (d) to extend the maximum period during which Awards may be granted under the Plan;

    (e) to modify materially the requirements as to eligibility for participation in the Plan; or

    (f) to decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3.

                                  XIV. OTHER

  (a) No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an employee any right to be granted an Option, a Stock Appreciation Right, a right to a Restricted Stock Award or a right to a Performance Share Award or Stock Value Equivalent Award or any other rights hereunder except as may be evidenced by an Award or by an Option Agreement duly executed on behalf of the Company, and then only to the extent of and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

  (b) No Employment Rights Conferred. Nothing contained in the Plan or in any Award made hereunder shall (i) confer upon any employee any right with respect to continuation of employment with the Company or any Subsidiary or (ii) interfere in any way with the right of the Company or any Subsidiary to terminate his or her employment at any time.

  (c) Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the offering of the shares covered by such Award has not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations. The Committee may permit the Holder of an Award to elect to surrender, or authorize the Company to withhold, shares of Common Stock (valued at their Fair Market Value on the date of surrender or withholding of such shares) in satisfaction of the Company's withholding obligation, subject to such restrictions as the Committee deems necessary to satisfy the requirements of Rule 16b-3.

  (d) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

  (e) Restrictions on Transfer. An Award shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Holder only by such Holder or the Holder's guardian or legal representative. The Option Agreement, Stock Appreciation Rights Agreement or other written instrument evidencing an Award shall specify the effect of the death of the Holder on the Award.

  (f) Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

  (g) Governing Law. This Plan shall be construed in accordance with the laws of the State of Texas, except to the extent that it implicates matters which are the subject of the General Corporation Law of the State of Delaware which matters shall be governed by the latter law.

PROXY

                              HALLIBURTON COMPANY

                 PROXY FOR 1997 ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints R.B. Cheney, D.P. Jones and S.S. Keith, and any of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Halliburton Company to be held in the Parisian Room of the Fairmont Hotel, 1717 N. Akard, Dallas, Texas, on Tuesday, May 20, 1997, on the following matters and in their discretion on any other matters which may come before the meeting or any adjournments thereof. Receipt of Notice-Proxy Statement dated March 25, 1997, is acknowledged.

                  (Continued and to be signed on reverse side)

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                             FOLD AND DETACH HERE

To vote in accordance with the Board of Directors'         Please mark
recommendations just sign below; no boxes need to          your votes as
be checked.                                                indicated in     /X/
                                                           this sample
The Board of Directors Recommends a Vote FOR Items
1, 2, 3 and 4.

Item 1-Election of Directors

     FOR all nominees               WITHHOLD
    listed to the right             AUTHORITY
  (except as marked to the  to vote for all nominees
       contrary)             listed to the right
         /_/                         /_/

(Instruction: To withhold authority to vote for an individual nominee write that nominee's name on the space provided below)

Nominees: Anne L. Armstrong, R.B. Cheney, Lord Clitheroe, R.L. Crandall, W.R. Howell, D.P. Jones, D.E. Lewis, C.J. Silas, R.T. Staubach and R.J. Stegemeier.

--------------------------------------------------------------------------------

Item 2-Proposal to amend       Item 3-Proposal for   Item 4-Proposal to amend
Certificate of Incorporation   ratification of       and restate the 1993 Stock
to increase authorized         selection of          and Long-Term Incentive
Common Stock.                  independent public    Plan.
                               accountants for the
                               Company for 1997.

FOR  AGAINST  ABSTAIN          FOR  AGAINST  ABSTAIN   FOR  AGAINST  ABSTAIN
/_/    /_/      /_/            /_/    /_/      /_/     /_/    /_/      /_/

Item 5-in their discretion, upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the
manner directed herein by the undersigned.
                                                               I PLAN TO
In the absence of such direction the proxy will be voted         ATTEND
FOR the nominees listed in item 1 and FOR the proposals           THE      /_/
set forth in items 2, 3 and 4.                                  MEETING

                     _____
                         |
                         |

Signature_____________________Signature_______________________Date______________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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                             FOLD AND DETACH HERE